Exhibit 3.1.2

                                 STATE OF NEVADA

                                     (SEAL)

                                  OFFICE OF THE
                               SECRETARY OF STATE

                              Filing Acknowledgment

Job Number                  Corporation Number
C20080722-1503              E0447482008-7

Filing Description          Document Filing Number     Date/Time of Filing
Merge In                    20080485042-43             July 22, 2008 11:30:24 AM

Corporation Name            Registered Agent
CHINA VOICE HOLDING CORP.   CAPITAL CORPORATE SERVICES, INC.

         The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing ate and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and an be used to reference this document in the future.

                                   Respectfully,

                                   /s/ Ross Miller
                                   ---------------
                                   ROSS MILLER
                                   Secretary of State

                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138



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ROSS MILLER                            Filed in the office of Ross Miller
Secretary of State                     Secretary of State
2005 North Carson Street               State of Nevada
Carson City, Nevada 89701-4299         Document Number 20080485042-43
(775) 684-6708                         Filing Date and Time: 07/22/2008 11:30 AM
Website:  www.nvsos.gov                Entity Number E0447482008-7

                               ARTICLES OF MERGER
              (PURSUANT to NRS Chapter 92A - excluding 32A.200(4b))

1. Name and jurisdiction of organization of such constituent entity (NRS 92A-300). If there are more than four emerging entities, check box [ ] and attach an 81/2"x11" blank sheet containing the required information for each additional entity.

         CHINA VOICE HOLDING CORP., a New York corporation
         Name of merging entity*

         And

         CHINA VOICE HOLDING CORP., a Nevada corporation
         Name of surviving entity*

         *Corporation, non-profit corporation, limited partnership, limited liability company or business trust.

2. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger - NRS 92.190): The Nevada corporation is the Survivor.

3. |X| The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4. Owner's approval (NRS 92A.300) (options a, b or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ? and attach an 81/2"x11" blank sheet containing the required information for each additional entity).

         (a) Owner's approval was not required form

             ______________________________________________
             Name of merging entity, if applicable

             ______________________________________________
             Name of merging entity, if applicable

             And, or

             ______________________________________________
             Name of surviving entity, if applicable


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         (b) The plan was approved by the required consent of the owners of:

             China Voice Holding Corp. (NY)
             -----------------------------------------------------
             Name of merging entity, if applicable

             and, or

             China Voice Holding Corp. (NV)
             -----------------------------------------------------
             Name of surviving entity, if applicable

         (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.180):

             The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

             ______________________________________________
             Name of merging entity, if applicable

             ______________________________________________
             Name of merging entity, if applicable

             and, or

             ______________________________________________
             Name of surviving entity, if applicable

5. Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.300)*: None.

6.       Location of Plan of Merger (check a or b):

         [ ]      (a) the entire plan of merger is attached;

         or,

         |X| (b) the entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address. If a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7. Effective date (optional)**: ___________________________

         *Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity accept that the name of the surviving entity may be changed.


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         **A merger  takes  effect upon filing the  articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A-240).

8. Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partners; All general partners of each Nevada limited liability limited partnership; A manager of each Nevada limited liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

         (If there are more than four merging entities, check box ? and attach an 81/2"x11" blank sheet containing the required information for each additional entity).

         CHINA VOICE HOLDING CORP (NY)
         Name of merging entity

         /s/ Bill Burbank
         ----------------
         Bill Burbank, President
         07-21-08



         CHINA VOICE HOLDING CORP (NV)
         Name of surviving entity

         /s/ Bill Burbank
         ----------------
         Bill Burbank, President
         07-21-08

         The articles of merger must be signed by each foreign constituent entity I the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.















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